UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

EURASIA DESIGN, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-54499	01-0961505
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

López Cotilla No. 829
Int. 1 Col. Americana C.P. 44160
Guadalajara, JAL, Mexico

Registrant’s telephone number, including area code:	(+52) (33) 3827-0727

(Former Name or Former Address, if Changed Since Last Report)

Copies of Communications to:
Lic. Laura Belen Flores
Valparaiso 2436, Col. Providencia
Guadalajara, Jalisco, Mexico
Phone: (+52) (1) (33) 1184-1186

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On July 6, 2012, the Registrant entered into a Securities Exchange Agreement (“Agreement”) by and between the Registrant; Linea Deportiva Prince México, S.A. de C.V., a Mexican corporation (“Prince México”); Mr. Duncan A. Forbes Mol. III (“Forbes”), a holder of the majority of the Registrant’s common stock; and the security holders of Prince México (“Prince Security Holders”), all of whom collectively own a majority of Prince México’s issued and outstanding common stock.

Pursuant to the terms of the Agreement, the Registrant agreed to issue 1,800,000 shares of its unregistered common stock in exchange for 100% of Prince México’s issued and outstanding common stock and the cancellation of a total of 3,783,300 shares of common stock, held by Mr. Forbes.

The Agreement was anticipated to become effective on upon the delivery of audited financial statements of Prince México, pursuant to paragraph 9.2 of the Agreement.  On July 11, 2012, the Registrant filed a Current Report on Form 8-K to disclose the closing of the Agreement (the “July 11 Form 8-K”).

On August 9, 2012, Salles, Sainz – Grant Thornton, S.C. (“SSGT”), the independent accounting firm engaged to audit the financial statements of Prince México for the years ended December 31, 2010 and 2011, notified the Registrant and Prince México that it did not consent to the use, and inclusion, of its audit report in the July 11 Form 8-K.

As a result of the above, Prince México is unable to meet its obligations under paragraph 9.2 of the Agreement and the transactions contemplated therein cannot be consummated at this time.  The Registrant and Prince México are still attempting to close the transaction and obtaining audited financial statements for Prince México is the only remaining condition of closing not yet satisfied.  Prince México is attempting to engage a new independent registered public accounting firm to audit its financial statements for the years ending December 31, 2010 and 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURASIA DESIGN, INC.
(Registrant)

Signature	Title	Date

/s/ Duncan A. Forbes, Mol. III	President and CEO	August 14, 2012
Duncan A. Forbes, Mol. III

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